Exhibit 99.1

NPS Pharmaceuticals Announces Senior Management Changes

Bedminster, NJ – February 26, 2008 – NPS Pharmaceuticals, Inc. (Nasdaq: NPSP) announced today that Dr. Tony Coles will be stepping down from his positions as president, chief executive officer and a director effective March 17, 2008 to become president, chief executive officer and a director of Onyx Pharmaceuticals, Inc. (Nasdaq: ONXX). He will be succeeded by NPS executive vice president and chief operating officer Dr. Francois Nader, who will become president and chief executive officer of NPS.

NPS chairman Peter Tombros stated: “On behalf of the NPS board, I wish Tony much success in his new position and congratulate Francois on his promotion. Francois has been instrumental in developing our new business plan and we are confident that he will lead NPS successfully in the years ahead. He is uniquely well-qualified to guide NPS because of his demonstrated expertise in clinical research and corporate strategy, his many years of pharmaceutical industry experience and his superb management skills. I am confident that he will be a very effective chief executive as the company focuses on executing an ambitious clinical program.

“I also thank Tony for his outstanding service during a challenging period in the company’s history. Under his leadership, we shifted our business plan to focus on developing our late-stage products in new specialty indications, raised a significant amount of cash to fund these pipeline investments and consolidated our long-term debt to strengthen the company’s balance sheet. We appreciate his lasting contributions to NPS and wish him well in his future endeavors.”

Dr. Nader stated: “I appreciate the board’s confidence in me to lead NPS and look forward to building upon the vision and strategy we defined last year. With the completion of our restructuring and recapitalization in 2007, NPS has the necessary human and financial resources to maximize the value of its late-stage assets. I am excited about our opportunities to help patients and create value for shareholders, and join Peter in offering our best wishes to Tony in his new position and our sincere thanks for his leadership at NPS.”

Dr. Nader joined NPS in 2006 as chief medical and commercial officer. He was promoted to executive vice president and chief operating officer in 2007 and appointed to the NPS board of directors in January 2008. Previously, he was a venture partner at Care Capital, LLC and chief medical officer of its Clinical Development Capital unit. He was also senior vice president, integrated healthcare markets and North America medical and regulatory affairs with Aventis Pharmaceuticals, and held similar positions at Hoechst Marion Roussel and its predecessor companies. Before joining Hoechst Marion Roussel, Dr. Nader served as head of global commercial operations at the Pasteur Vaccines division of Rhone-Poulenc.

Conference Call Information

A conference call will be held today at 10:00 a.m. Eastern Time. To participate in the call, dial (800) 659-1966 with pass code 85375871. International callers may dial (617) 614-2711 and use the same pass code. The conference call is also available as a webcast, which can be accessed on the company’s home page, http://www.npsp.com. A conference call replay will be available until March 4, 2008. To access the replay, dial (888) 286-8010 or (617) 801-6888 for international callers, with pass code 19985458. The webcast will be available for iPod® download for the same period.

About NPS Pharmaceuticals

NPS Pharmaceuticals is developing high value specialty therapeutics for gastrointestinal and endocrine disorders. The company is currently advancing two late-stage programs: GATTEX™ (teduglutide) is in Phase 3 clinical development for intestinal failure associated with short bowel syndrome and NPS558 (parathyroid hormone 1-84 [rDNA origin] injection) is in Phase 2 clinical development as a hormone therapy for hypoparathyroidism (parathyroid hormone 1-84 [rDNA origin] injection). NPS has also completed a Phase 3 osteoporosis study for PREOS® (parathyroid hormone 1-84 [rDNA origin] injection). NPS complements its internal programs with strategic partnerships, which include Amgen, GlaxoSmithKline, Kirin, and Nycomed. Additional information is available at http://www.npsp.com.

Statements made in this press release, which are not historical in nature, constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements are based on the company’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Risks associated to NPS’s business include, but are not limited to, the risk of successfully advancing its preclinical and clinical pipeline and gaining marketing approvals for its product candidates, as well as other factors expressed in NPS’s periodic filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Form 10-Qs. All information in this press release is as of the date of this release and NPS undertakes no duty to update this information.